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Exhibit 99.11

CONSENT OF PROSPECTIVE DIRECTOR

        In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Amendment No. 1 to Registration Statement No. 333-223225 on Form S-4 of Nautilus Holdco, Inc. (the "Company") with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the "Registration Statement") and any related prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person who is to become a director of the Company upon the Effective Time (as such term is defined in the Agreement and Plan of Merger, dated as of January 21, 2018, by and among the Company, BioCryst Pharmaceuticals, Inc., Idera Pharmaceuticals, Inc., Island Merger Sub, Inc. and Boat Merger Sub, Inc.) and to the filing of this consent as an exhibit to the Registration Statement.

/s/ NANCY HUTSON, PH.D.
Name:	Nancy Hutson, Ph.D.
Date:	March 20, 2018

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  Exhibit 99.11
CONSENT OF PROSPECTIVE DIRECTOR